Translation of Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (the “Agreement”) is made and entered into as of April 23, 2008, by and among each of the four sellers listed on the signature page hereto (each, a “Seller” and collectively, the “Sellers” or “Party A”), and Beijing Zhong Ran Wei Ye Gas Co., Ltd., a company organized under the laws of the People’s Republic of China (the "Purchaser" or “Party B”).

WHEREAS, Sellers are legal and beneficial owners of Tongshan Hengxin Jiaye Co., Ltd. (the “ Company ”) and hold 100% equity interest in the Company;

WHEREAS, Sellers wish to sell, and Purchaser wishes to purchase 100% equity interest in the Company pursuant to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

Article I  Definitions

1 Definitions

Unless the context otherwise requires, the following terms shall have the meanings specified in this Section

“Related Corporation”
a corporation bearing a relationship to another corporationwhere the corporation (a) directly or indirectly controlsanother corporation; (b) is controlled by another corporation;or (c) and another corporation are both controlled by the same corporation

“Control”	a corporation has more than half of the voting power orholds more than half of the issued share capital of another corporation

“PRC”	the People’s Republic of China, which, for the purpose of this announcement, excludes Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan

“Execution Date”	the day upon which Party A and Party B to sign this Agreementduly execute this Agreement

“Encumbrance”
any security interest, pledge, mortgage, deed of trust, lease, right-of-way, easement, servitude, encroachment, option, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, right of first refusal, preferential arrangement, restriction or limitation of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership

“Company”	Tongshan Hengxin Jiaye Co., Ltd.

“RMB”	Renminbi, the lawful currency of the PRC

“The Third Party”	Any individual, company, organization, or other entity otherthan the two parties who have entered into this Agreement

“Business Day”	any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Beijing, China

Article II Transfer of the Equity Interest

2 Equity Interest Transfer

Subject to the terms and conditions set forth in this Agreement and upon the basis of the representations, warranties and covenants contained in this Agreement, Party B agrees to acquire from Party A and Party A agrees to transfer to Party B, free and clear of any and all its Encumbrances whatsoever, (a) 100% equity interest in the Company and (b) all the rights and obligations of the Company in respect of Equity Interest Transfer.

3 Purchase Price

3.1 The aggregate purchase price paid for the 100% equity interest in the Company shall be RMB 32.600.000

3.2 The Purchase Price shall be allocated in accordance with the percentage of equity interest Sellers own in the Company.
(a) Song Tiegang shall dispose of and transfer its 40% interest in the registered capital of the Company at a consideration of RMB 13,040,000.
(b) Liu Lisan shall dispose of and transfer its 30% interest in the registered capital of the Company at a consideration of RMB 9.780,000.
(c) Zhu Quanhong shall dispose of and transfer its 22% interest in the registered capital of the Company at a consideration of RMB 7,172,000.
(d) Wuhan Shicheng Estate Development Co., Ltd. shall dispose of and transfer its 8% interest in the registered capital of the Company at a consideration of RMB 2,608,000.

3.3 The Cash Consideration shall be paid by installments.
(a) an amount of RMB 13,040,000 shall be paid in cash within five (5) Business Days after Execution Date; (“The First Installment”)
(b) an amount of RMB 13,040,000 shall be paid in cash within five (5) Business Days after the Transfer Effective Date following Party A’s accomplishing the equity transfer procedures; (“The Second Installment”)
(c) the remaining balance of RMB 6,520,000 shall be paid within six (6) months after The Second Installment.

4 Closing

4.1 The sale and purchase of the equity interest, as well as the consummation of the other transactions contemplated hereby, shall take place at a closing (the “Closing”) to be held within twenty Business Days following the date upon which The First Installment listed in Section 3.3 (a) have been received. (the day on which the Closing takes place being the “Closing Date”)

4.2 On or prior to the Closing Date, each Seller shall deliver or cause to be delivered (a) a validly executed deeds of transfer or other document or instrument to the Purchaser evidencing the transfer of each Seller’s equity interest to the Purchaser; (b) other documents required for the sale, conveyance, transfer and delivery of the equity interests; together with (c) any other customary transfer and Closing documents as Purchaser shall reasonably request.

5 Taxes

Each party hereto shall comply with their own tax filing obligations in connection with the preparation, execution and delivery of this Agreement pursuant to all applicable laws relating to the withholding and payment of taxes in PRC.

ARTICLE III Representations and Warranties of Each Party

6 Representations and Warranties of Each Party

6.1 Each Party represents and warrants to the other that this Agreement constitutes legal, valid and binding obligations of and may be enforced against, as the case may be, the Sellers and the Purchaser as of Execution Date.

6.2 All the copies of the organizational documents of whatsoever kind each party previously made available to the other before Execution Date are true, correct and valid.

6.3 Effective as of Execution Date, any equity transfer agreement entered into by and among Party A and Party B before Execution Date is hereby terminated.

6.4 Effective as of Closing Date, the Sellers will no longer have any of the rights and obligations herein with respect to equity interest. The sale and delivery of equity interest to Purchaser pursuant to this Agreement will vest in Purchaser rights and obligations with respect to equity interest.

ARTICLE IV Representations and Warranties of Party A

7 Disclosures Representations and Warranties of Party A

The Sellers hereby severally represents and warrants to the Purchaser as follows:

7.1 Neither information nor any fact related to the Comapny, nor any report, certificate or instrument furnished to Party B in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Party A knows of no information or fact that has or would have a material adverse effect on the business, prospects or condition (financial or otherwise) of Party A that has not been disclosed to Party B in writing.

7.2 There are no actions by or against Party A or Party A's ability to consummate the transactions contemplated hereby pending by or before any Governmental Authority (or, to the knowledge of Party A, threatened to be brought by or before any Governmental Authority) which, if determined adversely, would have a material adverse effect on the ability of Party A to consummate the transactions contemplated hereby. Neither Party A's equity interest nor Party A is subject to any Governmental Order (nor, to the knowledge of Party A, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or is likely to have a material adverse effect on the ability of Party A to consummate the transactions contemplated hereby.

8 General Representations and Warranties of Party A

8.1 To the extent that the Sellers are natural persons, the Sellers have the capacity to enter into Contracts and fulfill obligations set out in this Agreement.

8.2 The execution, delivery and performance of this Agreement to which the Sellers are a party do not and will not (a) conflict with or violate the articles of organization, articles of incorporation or the bylaws or operating agreement of the Company, (b) conflict with or violate any Governmental Orders to which the Sellers are a party or by which the Company is bound, (c) conflict with or violate in any material respect any provision of any material law applicable to the Sellers, (d) in any material respect, conflict with, violate any material contract or agreement to which the Sellers are a party or by which the Company is bound.

8.3 The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of PRC.

8.4 The Company has obtained, and is in compliance in all material respects with the terms of, all industrial and environmental permits required under applicable laws to operate the natural gas business of the Company as currently operated by the Company, and all necessary documents, certificates and other relevant filings in connection with such intangible assets have been timely filed with the relevant Governmental Authorities in PRC as the case may be, for the purpose of maintaining such intangible assets and all issuances, registrations and applications therefor.

8.5 To the knowledge of the Company, the Company will make available to Purchaser all valid franch ise rights and priority rights in the possession or control of the Company with respect to the local policies as of the Execution Date;

8.6 To the knowledge of the Company, the land-use rights of the Company are valid and non-infringed.

8.7 There exist no notices of deficiency or adjustment proposed, asserted or assessed for any amount of tax by any Taxing Authority against the Company. To the Company's knowledge, there is no material dispute or claim concerning tax liability of the Company.

9 Ownership of Equity Interest

9.1 Party A has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted.

9.2 Party A is the legal and beneficial owner of 100% of the limited liability company equity interest of the Company.

9.3 Party A is the sole beneficial owner of the Sellers’ equity interest, free and clear of all Encumbrances. There are no options, warrants, convertible or exchangeable securities relating to the Sellers’ equity interest. The Company has not issued, sold, assigned, transferred, redeemed, conveyed, leased, mortgaged, pledged or otherwise disposed of or encumbered any equity interests or other securities of the Company or granted any options, warrants, calls or other rights to purchase or otherwise acquire any equity interest or other securities of the Company.

ARTICLE V Representations and Warranties of Party B

7 Disclosures Representations and Warranties of Party B

The Purchaser hereby severally represents and warrants to the Sellers as follows:

10.1 Party B is a limited liability company duly organized, validly existing and in good standing under the Laws of PRC.

10.2 The execution, delivery and performance of this Agreement to which the Purchaser is a party do not and will not (a) conflict with or violate the articles of organization, articles of incorporation or the bylaws or operating agreement of the Purchaser, (b) conflict with or violate any Governmental Orders to which the Purchaser is a party or by which the Purchaser is bound, (c) conflict with or violate in any material respect any provision of any material law applicable to the Purchaser, (d) in any material respect, conflict with, violate any material contract or agreement to which the Purchaser is a party or by which the Purchaser is bound.

ARTICLE VI Confidentiality

11 Confidentiality

11.1 The information related to business operation and financial conditions and other proprietary information (collectively, the “Proprietary Information”) furnished or disclosed by either party (“Discloser”) to the other party (“Receiver”) hereunder shall be deemed confidential and solely for the use of Receiver.

11.1.1 Receiver will take all reasonable care, as with its own confidential information, to ensure that Proprietary Information, regardless of form, received from Discloser shall not be used for any purpose not reasonably contemplated by this Agreement.

11.1.2 Receiver will take all reasonable care, as with its own confidential information, to ensure that Proprietary Information shall not be disclosed to third parties except insofar as such Proprietary Information is required by employees and counsels to whom Receiver may grant applicable rights.

11.2 In addition to the foregoing, the confidentiality obligations in Section 11.1 will not apply to Proprietary Information as follows:

11.2.1 Proprietary Information which is developed by Receiver independently of any disclosures by Discloser;

11.2.2 Proprietary Information which is or becomes available to the public without the fault of Receiver;

11.2.3 Proprietary Information which corresponds in substance to information furnished to Receiver by any third party not known to have any duty of confidentiality to Discloser.

11.3 The entire of the undertakings and obligations of confidentiality set out in Article VI shall survive termination of this Agreement for any reason.

ARTICLE VII Indemnification

12 Breach of Representations and Warranties

12.1 The representations and warranties of both Parties contained in this Agreement shall be true and correct in all material respects on the date hereof. Both Parties shall not take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in this Agreement. Each Party agrees to indemnify, defend and hold harmless the other Party from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses and disbursements actually sustained by any such Person resulting from, arising out of or relating to any breach by such Party of any of the representations or warranties of such Party.

13 Breach of Agreement

13.1 Each Party agrees to indemnify, defend and hold harmless the other Party from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses and disbursements actually sustained by any such Person resulting from, arising out of or relating to any breach by such Party of this Agreement.

13.2 Notwithstanding Section 13.1 in this Agreement, no party to this agreement shall be liable to or otherwise responsible to any other party hereto for indirect damages and losses related to this Agreement.

ARTICLE VIII Force Majeure

14 Force Majeure

14.1 "An Event of Force Majeure” is an event or circumstance which is beyond the control and without the fault or negligence of the party affected and which by the exercise of reasonable diligence the party affected was unable to prevent provided that event or circumstance is limited to the following:

(a) riot, war, invasion, act of foreign enemies, hostilities acts of terrorism, civil war, rebellion, revolution, insurrection of military or usurped power, requisition or compulsory acquisition by any governmental or competent authority;
(b) earthquakes, flood, fire or other physical natural disaster, but excluding weather conditions regardless of severity; and
(c) strikes at national level or industrial disputes at a national level.

14.2 Neither party is responsible for any failure to perform its obligations under this Agreement, if it is prevented or delayed in performing those obligations by an Event of Force Majeure.

14.3 Where there is an Event of Force Majeure, the party prevented from or delayed in performing its obligations under this Agreement must immediately notify the other party giving full particulars of the Event of Force Majeure and the reasons for the Event of Force Majeure preventing that party from, or delaying that party in performing its obligations under this Agreement and that party must use its reasonable efforts to mitigate the effect of the Event of Force Majeure upon its or their performance of the Agreement and to fulfill its or their obligations under the Contract.

14.4 Upon completion of the Event of Force Majeure, the party affected must as soon as reasonably practicable recommence the performance of its obligations under this Agreement. Both Parties will provide a revised program and schedule to minimize the effects of the prevention or delay caused by the Event of Force Majeure.

ARTICLE IX Dispute Resolution

15 Arbitration

15.1 In the event that any dispute, claim, question or difference arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the parties will use their reasonable efforts to attempt to settle such dispute. Except as expressly set forth in this Agreement, if the parties do not resolve the Dispute within a period of 30 Business Days following the first notice of the dispute by one party to the other, then upon written notice by one party to the other, the dispute shall be finally settled by arbitration in China International Economic and Trade Arbitration Commission.

16 Award of Arbitration

In the event of arbitration, the parties agree that the award of the arbitrator shall be (a) the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (b) final and subject to no judicial review.

17 Costs

The arbitrator shall award to the prevailing party in the arbitration, if any, as determined by the arbitrator, all costs incurred by it in connection with the arbitration.

ARTICLE X Governing Law

19 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of PRC without regard to principles of conflicts of law.

ARTICLE X I MISCELLANEOUS

20 Waiver

No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

21 Assignment

No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

22 Amendments

22.1 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

22.2 No amendment, deletion or addition to this Agreement shall be effective unless in writing and executed by each party hereto.

23 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

24 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts (including, without limitation, delivery by facsimile).

25 Entire Agreement

 This Agreement and the exhibits and schedules hereto and the certificates or other instruments delivered hereunder constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings of the parties, except for the nondisclosure agreement entered into between the parties in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above.

SELLERS:

/s/ Song Tiegang
SONG TIEGANG

/s/ Liu Lisan
LIU LISAN

/s/ Zhu Quhong
ZHU QUANHONF

/s/ Wuhan Shicheng Estate Development Co., Ltd.
WUHAN SHICHENG ESTATE DEVELOPMENT CO., LTD.

PURCHASER:

/s/ Beijing Zhong Ran Wei YeGas Co., Ltd.
BEIJING ZHONG RAN WEI YE GAS CO., LTD.